NBC CAPITAL CORPORATION
                        Starkville, Mississippi

               NOTICE OF ANNUAL SHAREHOLDERS MEETING



To the Shareholders of
NBC Capital Corporation

Notice is hereby given that pursuant to call of its directors and in compliance with the By-laws, the Annual Meeting of Shareholders of NBC Capital Corporation, the holding company of National Bank of Commerce of Mississippi and National Bank of Commerce of Tuscaloosa, will be held at the National Bank of Commerce of Mississippi, Columbus Banking Center, 803 Main, Columbus, Mississippi on Tuesday, April 8, 1997 at 5:00 P. M. for the purpose of considering and voting on the following proposals:

1. Election of Directors: Fixing the number of directors at twenty-five and the election of the twenty-two directors set forth in the Proxy Statement dated March 17, 1997 accompanying this notice of said meeting.

2. To consider and act upon whatever other business might be brought before the meeting or any adjournment thereof.

Only those shareholders of record at the close of business March 3, 1997 shall be entitled to notice of meeting.

                                By Order of the Board of Directors


                                L. F. Mallory, Jr.
                                Chairman of the Board and Chief
                                  Executive Officer

Dated and Mailed at
Starkville, Mississippi
March 17, 1997

Enclosures:

     1. Proxy
     2. Business reply envelope
     3. Annual Report

Whether or not you are able to personally attend the meeting, the Board of Directors respectfully requests that you sign and return the enclosed proxy at your earliest convenience.

Your presence at the Annual Meeting is encouraged.



                       NBC CAPITAL CORPORATION
                       Starkville, Mississippi



                           PROXY STATEMENT
                   ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD APRIL 8, 1997

This proxy statement is furnished in connection with the solicitation by the Board of Directors of NBC Capital Corporation (hereinafter sometimes referred to as the "Corporation") of proxies for the Annual Meeting of Shareholders to be held at the National Bank of Commerce, Columbus Banking Center, 803 Main, Columbus, Mississippi, Tuesday, April 8, 1997 at 5:00
P. M., and any adjournment thereof, for the purpose stated below.

Shareholders of record as of March 3, 1997 are entitled to vote at the meeting or any adjournment thereof. On March 3, 1997 there were outstanding and entitled to vote, 1,200,000 shares of common stock, each of which entitles the holder to one vote on all business of the meeting and to vote in the election of directors as presented below.

Any person giving a proxy has the power to revoke it at any time before it is exercised. Notice shall be given in writing or in person for those attending the meeting and voting in person. Additionally, a proxy may be revoked by a subsequently dated proxy. The proxy will be voted in accordance with the specifications given by the shareholder. The Board of Directors will vote any proxy received, without a directive of the shareholder, in favor of Proposal One.

The cost of soliciting proxies will be borne by the Corporation. In addition to solicitations by mail, directors, officers and regular employees may solicit personally or by telephone or other electronic means as deemed appropriate.

The Corporation has no knowledge as of March 3, 1997 that any person beneficially owned, directly or indirectly, more than five percent of the outstanding common stock of the Corporation, except as noted herein:

                                   Amount and Nature          Percent
Name and Address of             Of Beneficial Ownership          Of
 Beneficial Owner                 As of March 3, 1997          Class
_________________________       _______________________       _______

Estate of J. R. Scribner,
Deceased
P. O. Box 840
Amory, Mississippi                       230,567*               19.2



Employee Stock Ownership
Plan                                      83,633                 7.0


*Sarah Scribner Prude, J. R. Scribner, Jr. and James R. Prude are co-executors of the J. R. Scribner estate. All are being presented for election to the Corporation's Board of Directors. Above ownership includes the Scribner Equipment Company account.




                        ELECTION OF DIRECTORS

The nominees are to be elected for a term of one year or until their respective successors are duly elected and have qualified. It is intended that shares represented by proxies solicited by management will be voted in accordance with specifications of the shareholders as to election of directors on all nominees listed below. Designated proxy agents may vote proxies in any manner in which the individual shareholder may vote unless otherwise instructed by the shareholder. In the event any nominees are unavailable as candidates, the proxy agents will vote for other persons who in their best judgment, are qualified as substitute candidates. The Certificate of Incorporation states that at all elections of directors of the Corporation, each shareholder shall be entitled to as many votes as shall equal the number of votes which he would be entitled to cast for the election of directors with respect to his shares multiplied by the number of directors to be elected, and he may cast all such votes for a single director, or may distribute them among the number to be voted for, or any two or more of them, as he may see fit.

Other nominations for the office of director may be made only in accordance with the by-laws, as amended, which provide:

That it is required that non-management director nominations be made by written notice to the Secretary and received no later than ninety (90) days prior to the month and day that the proxy material regarding the last election of directors to the Board of Directors of the Corporation was mailed to the shareholders. Notice must include the full name of the director nominated, his age and date of birth, his educational background, and a list of business experience and positions held for at least the preceding five years. The notice must include home and office addresses and telephone numbers and include a signed representation by the nominee to timely provide all information requested by the Corporation as part of its disclosure in regard to the solicitation of proxies for election of directors. The name of each such candidate for director must be placed in nomination at the Annual Meeting by a shareholder present in person and the nominee must be present in person at the meeting for the election of directors. Additionally, all relevant outstanding SEC rules and regulations must be followed by any shareholder making a proposal covered by this section. A vote for a person who has not been duly nominated pursuant to these requirements is void.

The following schedule sets forth, as to each person nominated for election to the Board of Directors of the Corporation, information as to his principal occupation, year in which he began his period of service as a director of the Corporation, his other position or office with the Corporation, if any, and the common stock of the Corporation of which he is the beneficial owner. Unless otherwise noted, each individual has sole voting and investment power in the ownership reflected.

                                                       Stock of
                                                     Corporation
                                              Member Beneficially
                                              Of the  Owned as of Percent
     Name and              Occupation and     Board    March 3,     Of
     Residence     Age       Experience       Since      1997      Stock
__________________ ___ ______________________ ______ ____________ _______


Mark A. Abernathy   40 Executive Vice          1994      1,000        .1
2007 Woodlake           President and Chief
 Drive                  Operating Officer,
Starkville, MS          NBC Capital Corpora-
                        tion and National
                        Bank of Commerce of
                        Mississippi,
                        Starkville, MS
Robert A.
 Cunningham         51 Planter
 340 Deerbrook          Brooksville, MS        1990     16,358       1.4
 Road
 Brooksville, MS

J. Nutie Dowdle     53 President, Dowdle       1990      9,184        .8
521 Huckleberry         Butane Gas Co.,
 Hills                  Inc., and
Columbus, MS            Wholesale LP Gas
                        Co., Columbus, MS

Clifton B. Fowler   48 Vice President,         1991      1,315        .1
 1306 South             NBC Capital
 Montgomery             Corporation and
 Starkville, MS         President, National
                        Bank of Commerce
                        of Mississippi,
                        Starkville Banking
                        Center,
                        Starkville, MS

James C.
 Galloway, Jr.      44 President,              1997      2,003(1)     .2
551 Timber Creek        Galloway-Chandler-
 Drive                  McKinney Insurance
Columbus, MS            Agency, Inc.
                        Columbus, MS

Hunter M. Gholson   64 Attorney at Law,        1974     16,209(2)    1.4
110 6th Street No.      Gholson, Hicks &
Columbus, MS            Nichols, Columbus,
                        MS and Secretary
                        of the Board, NBC
                        Capital Corporation
                        and National Bank
                        of Commerce of
                        Mississippi

Bobby L. Harper     55 Chairman of             1977      5,718        .5
1524 Briarwood          Executive Commit-
 Circle                 tee, NBC Capital
Columbus, MS            Corporation and
                        National Bank of
                        Commerce of
                        Mississippi and
                        President,
                        National Bank of
                        Commerce of
                        Mississippi,
                        Columbus Banking
                        Center, Columbus,
                        MS

Robert S. Jones     65 President,              1973      5,597        .5
803 19th Ave. No.       Fletcher-Jones,
Columbus, MS            Inc., Columbus,
                        MS

Kenneth A. Madison  64 Vice President,         1991      2,665        .2
529 Popular Ave.        NBC Capital
Philadelphia, MS        Corporation and
                        President,
                        National Bank of
                        Commerce of
                        Mississippi,
                        Philadelphia
                        Banking Center
                        Philadelphia, MS

Lewis F.            54 Chairman of the         1969     17,889(3)    1.5
 Mallory, Jr.           Board and
513 Greensboro          President, NBC
 Street                 Capital
Starkville, MS          Corporation and
                        National Bank
                        of Commerce of
                        Mississippi,
                        Starkville, MS

Robert D. Miller    67 Certified Public        1975      6,402        .5
Treas Lake Road         Accountant,
Aberdeen, MS            R.D. Miller &
                        Co., C.P.A.
                        Aberdeen, MS

Edith D. Millsaps   72 Chairman of the         1977      3,190        .3
Mayhew Road             Board and
Starkville, MS          Secretary-
                        Treasurer,
                        Millsaps
                        Chevrolet-
                        Pontiac-Buick-
                        GMC Truck, Inc.
                        Starkville, MS

Ralph E. Pogue      67 Attorney at Law         1979      3,896(4)     .3
Lakewood Street         Pogue and Faulks
Aberdeen, MS            Aberdeen, MS

Thomas J.
 Prince, Jr.        55 Vice President,         1990      2,622        .2
301 Bellview            NBC Capital
Aberdeen, MS            Corporation and
                        President,
                        National Bank
                        of Commerce of
                        Mississippi,
                        Aberdeen Banking
                        Center,
                        Aberdeen, MS

James R. Prude      43 Independent Bank        1994    272,133(5)   22.7
4407 Southcrest         Consultant and                        (6)
 Road                   Vice President,
Dallas, TX              Scribner
                        Equipment, Inc.
                        Amory, MS

Sarah Scribner      70 Secretary-              1987    235,610(5)   19.6
 Prude                  Treasurer,
Highway 25 South        Scribner
Amory, MS               Equipment
                        Company, Inc.
                        Amory, MS

Allen B.
 Puckett, III       46 President,              1987     34,920       2.9
Jolly Road              Columbus Brick
Columbus, MS            Company
                        Columbus, MS

Dr. James C.        65 Brooksville             1978      1,437(7)     .1
 Ratcliff               Medical
East Depot St.          Association
Brooksville, MS         Brooksville, MS

J. R.               69 President,              1971    235,610(5)   19.6
 Scribner, Jr.          Scribner
Highway 25 South        Equipment
Amory, MS               Company, Inc.
                        Amory, MS

Sammy J. Smith      57 Owner, Smith &          1977      1,119        .1
20 Tally Ho Drive       Byars Men's
Starkville, MS          Clothing,
                        Starkville, MS

Henry S. Weiss      66 President,              1988      7,638        .6
Waring Road             Industrial
Columbus, MS            Fabricators,
                        Inc., and
                        Columbus Scrap
                        Material Co.,
                        Inc.
                        Columbus, MS

E. Lloyd Wood       68 President,              1994      1,000        .1
23 Ridgeland            Lloyd Wood
Tuscaloosa, AL          Construction,
                        Inc.
                        Tuscaloosa, AL

All Officers
 and Directors 31*                                     430,432      35.9


* Includes only executive officers as designated by the Corporation's Board of Directors.

 [1] Includes 675 shares which beneficial owner has shared voting and investment power.
 [2] Includes 6,934 shares which beneficial owner has shared voting and investment power.
 [3] Includes 535 shares which beneficial owner has shared voting and investment power.
 [4] Includes 166 shares which beneficial owner has shared voting and investment power.
 [5] Includes shares held in J. R. Scribner Estate for which Director may exercise voting control.
 [6] Includes 20,783 shares for which beneficial owner serves as trustee.
 [7] Includes 372 shares which beneficial owner has shared voting and investment power.

The Corporation does not have a Nominating Committee. The Corporation does have a standing Audit Committee.


Audit Committee (1996)

Edith D. Millsaps, Chairperson  Robert A. Cunningham  J. Nutie Dowdle
Robert D. Miller                Ralph  E. Pogue       Allen B. Puckett, III
Dr. James C. Ratcliff           J. R. Scribner, Jr.   E. Lloyd Wood

Function: The Audit Committee, which reports directly to the Board of Directors and is composed of non-officer directors, evaluates the work product of the Audit Department and offers general supervision without imposing any limitation on the scope of the audit function. The committee considers and recommends changes which might improve the internal audit function. The committee had four meetings during 1996.



               EXECUTIVE COMPENSATION AND OTHER INFORMATION


CASH COMPENSATION

The following table presents information concerning compensation paid or accrued for services to the Corporation for the years 1994, 1995, and 1996 for the CEO and the four highest compensated executive officers whose total annual salary and bonus exceeded $100,000 for the most recent year. Perquisites and other personal benefits are less than 10 percent of annual compensation and bonuses and, therefore, excluded.

                      SUMMARY COMPENSATION TABLE
                         ANNUAL COMPENSATION


           NAME AND                                      ALL OTHER
     PRINCIPAL POSITION       YEAR   SALARY     BONUS   COMPENSATION [1]
____________________________  ____  ________  ________  ____________

Lewis F. Mallory, Jr.         1996  $248,000  $101,340      5,925*
Chairman of the Board &       1995   234,000    72,540      6,050
Chief Executive Officer       1994   225,000    69,750      5,963

Mark A. Abernathy             1996   150,000    43,500      1,878*
Executive Vice President &    1995   144,200    38,934       N/A
Chief Operating Officer       1994     N/A       N/A         N/A

Carl M. Holloway              1996   108,500    26,040      5,297*
Executive Vice President      1995   105,370    24,235      5,204
                              1994   102,800    23,464      5,018

Joel C. Clements              1996   105,100    25,224      4,388*
Executive Vice President      1995   101,140    23,262      4,037
                              1994    97,250    22,368      3,863

Thomas P. Hester              1996   106,068    13,259      4,693*
President and Chief           1995   101,500     8,500      5,691
Executive Officer             1994    96,250     8,900      3,826
NBC of Tuscaloosa


* The Employee Stock Ownership Plan portion of the 1996 "All Other Compensation" is a good faith estimate since allocation data has not been received from the actuarial firm responsible for administrative recordkeeping. The 1994 and 1995 amounts have been revised to reflect actual amounts.

For information regarding Phantom Stock Benefit Plan for Lewis F.
Mallory, Jr., and Mark A. Abernathy see subsequent table. Also, see subsequent disclosure regarding Executive Employment Agreement for Lewis F. Mallory, Jr.

[1] All other compensation includes the Corporation's contribution to a 401-K Thrift Plan and Employee Stock Ownership Plan which are defined contribution plans. All employees become participants in these plans following one year of service and attainment of age 21. The individual's interest in the Employee Stock Ownership Plan is determined by the ratio of his annual compensation to the total compensation of all participants times the annual contribution, which was $187,100, $200,000 and $200,000 for calendar years 1994, 1995 and 1996, respectively. Contributions for the 401-K plan are a matching 25 percent contribution for all individuals voluntarily contributing to the plan. Individual voluntary contributions are limited to 5 percent of annual compensation for matching purposes. Contributions to the 401-K plan for all employees totaled $54,180, $54,866 and $59,426 for the years 1994, 1995, and 1996, respectively.




LONG TERM INCENTIVE AWARDS

The Corporation provides a phantom employee stock benefit plan whereby shares of the Corporation's stock have been assigned for the benefit of two key employees at retirement. Under the terms of the plan, retirement payments will be equal to the fair market value of the stock plus any cash or stock dividends paid since the adoption of the agreement. Compensation expense was recorded at the establishment date based on the market value of the stock. Any increase or decrease in the market value of the stock during the year is recorded as an adjustment to employee benefit expense.


                BENEFIT OBLIGATION      PERFORMANCE OR OTHER PERIOD
     NAME         AS OF 12-31-96        UNTIL MATURATION OR PAYOUT
______________  __________________  ___________________________________

Lewis F.
 Mallory, Jr.        $163,047       Payable in cash at the earlier of
                                    disability, death, or normal
Mark A.                             retirement, defined as 65.  Benefit
 Abernathy             50,285       accrued includes the cash
                                    equivalent of stock market value
                                    with accumulated dividends, whether
                                    cash or stock.



DEFINED BENEFIT PLAN

NBC Capital Corporation maintains a retirement plan for employees who are 21 years or older who have completed one year of service. The following table specifies the estimated benefits payable upon retirement under the plan to persons in the following remuneration and years of service classifications.


   5 Year Average
  Annual Earnings     10       20       30       40       45
  _______________  _______  _______  _______  _______  _______

     $ 50,000      $ 8,621  $17,242  $25,864  $27,851  $28,476
       75,000       13,621   27,242   40,864   43,913   44,851
      100,000       18,621   37,242   55,864   59,976   61,226
      125,000       23,621   47,242   70,864   76,038   77,601
  150,000 or more   28,621   57,242   85,864   92,101   93,976

Benefits payable under the retirement plan are based on a formula that takes into account the individual's average compensation using the five highest earnings years and the number of years of credited service.
The above figures reflect the benefit and compensation limits under federal law in effect for 1996. For that year, the compensation limit was $150,000 and benefit limit was $112,153 (for distribution under "life & 10 years certain" option).

The above amounts assume that the service period was completed in 1996 with the benefit in effect for years prior to 3/1/65 being used for service to that date and the current formula being used for service after 3/1/65. Benefits are not subject to any deduction for Social Security benefits or other offset amounts and are payable at age 65.

Credited years of service for those officers whose compensation is disclosed in the summary compensation table follows:

                          CREDITED SERVICE AS OF   YEAR INDIVIDUAL
       NAME                  JANUARY 1, 1997        REACHES AGE 65
________________________  ______________________  _________________

Lewis F. Mallory, Jr.                32                  2008
Mark A. Abernathy                     2                  2022
Carl M. Holloway                     23                  2012
Joel C. Clements                     13                  2012
Thomas P. Hester                      1                  1998


COMPENSATION OF DIRECTORS

The annual basic retainer of non-employee directors is $7,500. In addition to the basic retainer, non-employee directors were paid $475 per special committee meeting attended. Assuming attendance at all 1996 meetings, Salary Committee, Audit Committee, Corporate Responsibility Committee, and Trust Investment Committee members were paid an additional $1,900. Executive Committee members consisting of Hunter M. Gholson, Robert S. Jones, Robert D. Miller, James R. Prude, Sarah Scribner Prude, A. C. Puckett, Allen B. Puckett, III, William H. Ward and Henry S. Weiss were additionally compensated in the amount of $6,600 for serving in that capacity. The Secretary of the Board received an additional $22,000. Additionally, Director
James R. Prude was reimbursed $4,360 for air fare to attend board meetings.

There were eleven meetings of the Board of Directors held during 1996. Of those directors serving during 1996 all attended more than 75 percent of the Board meetings and meetings of those committees of which they were members, with the exception of Directors A. C. Puckett, James C. Ratcliff and E. Lloyd Wood, who were either out of town or ill at the time.



COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Executive officer compensation, including that of Chief Executive Officer Mallory, is evaluated by a compensation committee consisting of outside directors. For 1996, members of this committee, which reports its recommendations to the full Board, included Robert S. Jones, Chairman, Hunter M. Gholson, Robert D. Miller, James R. Prude, Sarah Scribner Prude, Allen B. Puckett, III, J. R. Scribner, Jr., William H. Ward and Henry S. Weiss.

The Committee develops its recommendations after reviewing information compiled by The Wyatt Company, an actuarial and consulting company with offices in principal cities around the world. This company annually provides recommended salary adjustments on all of the Corporation's salaried positions. The Wyatt Company was retained in 1985 to design and implement a Salary Administration Program which would provide a basis for paying fair and competitive salaries throughout the Corporation, while including a pay for performance philosophy as an underlying principle.

It is the policy of NBC Capital Corporation to pay fair and equitable salaries based on the relative value of each position to the Corporation, giving due consideration to compensation paid for comparable work by peer banks of similar size and financial performance in its geographical area. The Corporation's position is intended to foster the following goals: (1) attract and retain highly qualified individuals by paying salaries which are competitive in the market place, (2) provide maximum motivation to employees by paying salaries within the latitude of established salary grade ranges, based on individual job performance and (3) promote a progressive work force through which the Corporation can attain its objectives.

To support the Corporation in these goals, The Wyatt Company annually surveys the market to determine the value of each salaried position. This survey data, the individual's level of responsibility, the length of experience at this level, job performance (reviewed annually using a formal management performance appraisal process), and the Corporation's financial performance become components of a written salary recommendation provided by the Consultant. The Salary Committee evaluates Wyatt's recommendations, gives additional consideration to recommendations of the CEO for subordinate executive officers, and makes adjustments as necessary to maintain internal equity in keeping with budgetary considerations. The Committee's action is subject to approval by the full Board of Directors, excluding those Directors who also serve as officers. The Board of Directors did not modify or reject in any material way any action or recommendation of the Salary Committee for 1996.

Based upon the Salary Committee's recommendation, the Board of Directors has established a discretionary bonus policy which distributes to all staff (excluding certain executive officers) a portion of earnings exceeding a specific annual income goal. For general staff, participation in such bonus pool, if any, is determined by the pro rata share to total participating salaries of all staff participating in the bonus pool. The Chief Executive Officer and Executive Division Heads, including those executives whose total compensation is disclosed in the Summary Compensation Schedule, participate in a separate discretionary bonus pool based upon the attainment the annual corporate income goal as well as a specific annual Return on Average Asset goal. Peer group comparisons are reviewed from the Consultant and Sheshunoff and Company, a bank analyst firm, to ensure that the goals, if attained, position the Corporation in the upper 25th performance percentile, nationally. CEO Mallory's accrued bonus for 1996 was 33% of base salary. The bonus for other executives was 24% of base salary with the exception of COO Abernathy which was 29% of base salary.

The Securities and Exchange Commission requires that the Company include in its Proxy Statement a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a performance indicator of the overall stock market and either a nationally recognized industry standard or an index of peer companies selected by the Company. The broad market index used in the graph is the NASDAQ Market Index. The Company has chosen to use Media General Financial Services Industry Group 045-East South Central Banks as its peer group index. A list of the companies included in that index follows the graph presentation.

The graph presentation assumes that $100 was invested in shares of relevant issuers on January 1, 1992, and the dividends were immediately invested in additional shares. The value of the initial $100 investment is shown at one year intervals for a five year period ending 12/31/96. For purposes of constructing this data, the returns of each component issuer have been weighed according to that issuer's market capitalization.



                                         GRAPH

                           FIVE YEAR CUMULATIVE TOTAL RETURN
                        OF NBC, NASDAQ MARKET AND MG GROUP INDEX


                  1/1/92    1992     1993     1994     1995     1996
                  ______   ______   ______   ______   ______   ______

NBC               100.00   123.05   168.48   218.00   254.37   306.13

NASDAQ            100.00   103.98   121.13   127.17   164.96   204.98

MG GROUP          100.00   100.98   109.63   110.09   147.93   191.11




            MG INDUSTRY GROUP 045-EAST SOUTH CENTRAL BANKS:

ALABAMA NATIONAL BANCORP  DEPOSIT GUARANTY CORP    PEOPLES BANCTRUST CO
AMSOUTH BANCORPORATION    EUFAULA BANCCORP INC     PEOPLES FIRST CORP
AREA BANCSHARES CORP      FARMERS CAPITAL BANK CP  PEOPLES HOLDING CO
BANCO CENTRAL HISPANO SA  FIRST AMERICAN CORP TN   PREMIER FINANCIAL BANCP
BANCORPSOUTH INC          FIRST FEDERAL FINL KY    REGIONS FINANCIAL CORP
BRITTON & KOONTZ CAP CP   FIRST M & F CORPORATION  S.Y. BANCORP INC
CARDINAL BANCSHARES INC   FIRST TENNESSEE NATL CP  SOUTH ALABAMA BANCORP
CBT CORP                  FORT THOMAS FINANCIAL CP SOUTHERN BANC CO INC
COLONIAL BANCGROUP CL A   GATEWAY BANCORP INC KY   SOUTHFIRST BANCSHARES
COMMUNITY FEDERAL BANCP   HANCOCK HOLDING CO       SOUTHTRUST CORP
COMMUNITY FINANCIAL GRP   KENTUCKY FIRST BANCORP   TF FINANCIAL CORP
COMMUNITY TRUST BNCP INC  MID AMERICA BANCORP      TRANS FINANCIAL INC
COMPASS BANCSHARES INC    NATIONAL COMMERCE BANCP  TRUSTMARK CORP
UNION PLANTERS CORP


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

All members of the Salary Committee are non-officer directors. Member Hunter M. Gholson is a partner in a law firm which was retained by the Corporation during 1996 and which is anticipated to be retained during 1997. During 1996, no executive officer of the Corporation or any of its subsidiaries served as a member of the compensation committee (or other board or committee performing similar functions) or the board of directors of another entity, one or more of whose executive officers served on the Executive Committee or the Board of Directors of the Corporation.

                          OTHER INFORMATION

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership of common stock. Executive officers and directors are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section ended December 31, 1996 all Section 16(a) filing requirements applicable to the Company's executive officers and directors were complied with.

During the calendar year 1996, the law firms of Gholson, Hicks and Nichols; Pogue and Faulks: and Ward and Rogers rendered legal services both to the Corporation and its subsidiary and billed for those services, for which they were compensated. Director Gholson is associated with Gholson, Hicks and Nichols, a professional association. Director Pogue is associated with Pogue and Faulks, a professional association. William Ward, a director in 1996, is associated with Ward and Rogers, a professional association. Gholson, Hicks, and Nichols received a total of $151,198 in legal fees during the calendar year 1996.

Corporate directors and executive officers and their associates were customers of, and had transactions with, the Corporation's subsidiaries, National Bank of Commerce of Mississippi and/or National Bank of Commerce of Tuscaloosa, Tuscaloosa, Alabama, in the ordinary course of business during 1996, and thus far in 1997. Additional transactions may be expected in the future.

All outstanding loans and commitments included in such transactions are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.


                   EXECUTIVE EMPLOYMENT AGREEMENTS

The Company has entered into an Executive Employment Agreement with Chief Executive Officer Lewis F. Mallory, Jr. The Agreement which expires December 31, 1998 provides for continued employment for a period of five (5) years from the date of a material change of ownership and ensures that during said period of employment, the salary, bonuses, and benefits shall be at least as great as currently paid by the Bank. In the event of a change in control (defined as sale, transfer or exchange of 80% or more of the capital stock), the Company shall pay Officer Mallory a termination benefit equal to three (3) times the average annual compensation paid during the five calendar years preceding such change in control. In the absence of a material change in ownership or change in control, employment may be terminated by the Company at the discretion of the Board of Directors.


                       SELECTION OF AUDIT FIRM

The CPA firm of T. E. Lott and Company served as auditors for the Corporation in 1996 and will serve as auditors for 1997. In addition to the audit function, the firm was engaged to perform other accounting functions for which they were compensated. All professional services rendered by the firm were approved by the Board of Directors. Representatives of T. E. Lott and Company are expected to be present at the shareholders meeting with the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions, should questions arise.



                        SHAREHOLDER PROPOSALS

Any shareholder who intends to make a proposal for inclusion in the Corporation's proxy statement and form of proxy to be presented at the 1998 Annual Shareholders Meeting must make such proposal on or before December 10, 1997, and must comply with all the requirements of rule 14a-8 under the Securities and Exchange Act of 1934. Any such proposals should be sent to the attention of Mr. L. F. Mallory, Jr., Chairman of the Board and Chief Executive Officer of the Corporation at its principal executive office located at NBC Plaza, Starkville, Mississippi, 39759.

                               FORM 10-K

THE CORPORATION WILL FURNISH A COPY OF THE ANNUAL REPORT ON FORM 10-K TO ANY SHAREHOLDER, UPON REQUEST AND WITHOUT CHARGE, FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996. SUCH REQUEST SHOULD BE DIRECTED TO THE ATTENTION OF RICHARD T. HASTON, TREASURER AND ASSISTANT SECRETARY, P. O. DRAWER 1187, STARKVILLE, MISSISSIPPI, 39760.


                            OTHER BUSINESS

The Board of Directors at the present knows of no other business to be brought before this meeting. If any other business is presented at the meeting or adjournment thereof, the accompanying proxy solicited by the Board of Directors will be voted in accordance with the recommendation of the Board of Directors.

                              BY ORDER OF THE BOARD OF DIRECTORS



                              /S/ HUNTER M. GHOLSON

                              Hunter M. Gholson
                              Secretary